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
MULTIOPTION ADVISOR
VARIABLE ANNUITY APPLICATION                                                                     [MINNESOTALIFE LOGO]

                                                                                Fax 651.665.7942
MINNESOTA LIFE INSURANCE COMPANY, a Securian Financial Group affiliate          Toll Free 1.800.362.3141
Annuity Services - A3-9999                                                      In Metro Area 651.665.4877
400 Robert Street North - St. Paul, Minnesota 55101-2098                        www.minnesotalife.com

1. OWNER/OWNERSHIP TYPE [X] Individual [] Trust [] Corporation [] Custodial [] Joint [] Partnership

Name                                                    Date of Birth     Gender         Taxpayer I.D. (Soc. Sec. # or EIN)

John Doe                                                05/01/1969        M              123-45-6789
Address

123 Main Street

City                             State     Zip Code     Citizenship                         Daytime Phone Number

Anytown                          USA       11111        [X] US [] OTHER   _________         555-123-4567

2. JOINT OWNER (OPTIONAL)

Name                                                    Date of Birth     Gender         Taxpayer I.D. (Soc. Sec. # or EIN)

Address

City                             State     Zip Code     Citizenship                         Daytime Phone Number

                                                        [ ] US [] OTHER   _________

3. ANNUITANT (IF DIFFERENT FROM OWNER)

Name                                                    Date of Birth     Gender         Taxpayer I.D. (Soc. Sec. # or EIN)

Address

City                             State     Zip Code

4. JOINT ANNUITANT (COMPLETE IF APPLICABLE, IF DIFFERENT FROM JOINT OWNER)

Name                                                    Date of Birth     Gender         Taxpayer I.D. (Soc. Sec. # or EIN)

Address

City                             State     Zip Code

5. TYPE OF PLAN (CHECK THE APPLICABLE PLAN TYPE)

[] IRA (Select one)                                     [] Non- Qualified
   [] Traditional                [] SIMPLE                 [] Corporate/Non- Corporate Ownership
   [] Roth                       [] Inherited              [] Under the___________ (state) UTMA/UGMA
   [] SEP                                                     Custodian Name _______________________
   This IRA will be established with a (Select one):    [] Public Employee Deferred Compensation - 457
       [] Transfer          [] Rollover                 [] Tax Sheltered Annuity - 403(b)
       [] Contribution for tax year ________________    [] Other _________________

6. ADVISOR CLASS                 7. PURCHASE PAYMENT METHOD                     8. ANNUITY TYPE

[ ] [Advisor B Class              MAKE CHECKS PAYABLE TO MINNESOTA LIFE           [ ] Deferred
[x] Advisor C Class               [x] $ 25,000 Remitted With Application          [ ] Immediate
[ ] Advisor L Class ]             [ ] Direct Transfer/1035 Exchange/Rollover

BARCODE = IAN000002


02-70068 Rev 5-2007

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9. OPTIONAL RIDERS (SUBJECT TO STATE AVAILABILITY; ADDITIONAL CHARGES APPLY -
   SEE PROSPECTUS)

Select from the following optional riders:

[ Death Benefit Riders (maximum issue age 75)
  [] Highest Anniversary Value Death Benefit
  [] 5% Death Benefit Increase
  [] Premier Death Benefit
  [] Estate Enhancement Benefit

Living Benefit Riders (choose only one)

If you select one of the following riders, also complete the separate Living Benefit Rider Options Election form. Minimum and maximum age requirements may apply - see Prospectus for details.

  [] Guaranteed Income Provider Benefit
  [] Guaranteed Minimum Withdrawal Benefit *
  [] Guaranteed Lifetime Withdrawal Benefit *

* These riders are not available with the 5% Death Benefit Increase Rider or Premier Death Benefit Rider. ]

10. BENEFICIARY

Name    Date of Birth       Taxpayer I.D. (Soc. Sec. # or EIN) Gender Class

Address

City    State      Zip Code     Relationship                          Percentage

Name    Date of Birth       Taxpayer I.D. (Soc. Sec. # or EIN) Gender Class

Address

City    State      Zip Code     Relationship                          Percentage

Name    Date of Birth       Taxpayer I.D. (Soc. Sec. # or EIN) Gender Class

Address

City    State      Zip Code     Relationship                          Percentage


11. SPECIAL INSTRUCTIONS

12. REPLACEMENT

Do you have any existing life insurance or annuity contracts? [] Yes [X] No

Will the contract applied for replace or change an existing life insurance or annuity contract? [] Yes [X] No

If yes, please provide: COMPANY NAME: _____________ CONTRACT # (S)_____________
                        COMPANY NAME: _____________ CONTRACT # (S)_____________

For Louisiana: If either box is marked "Yes", please complete the State Replacement form to submit to the replacing insurer.

Have you completed a State Replacement form to submit to the replacing insurer where required? ( based on jurisdiction, not on state residence)
[X] Not Required [ ] Enclosed

13. OWNER/ANNUITANT SIGNATURES

I/we represent the statements and answers in this application are full, complete and true to the best of my/our knowledge and belief. I/we agree they are to be considered the basis of any contract issued to me/us. I/we have read and agree with the applicable statements. The representative left me the original or a copy of written or printed communications used in this presentation.

I/we understand that I/we may return the contract within the Free Look period (shown on front of contract) if dissatisfied for any reason.


02-70068 Rev 5-2007


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

                              NOTICE TO APPLICANT:

Any person who knowingly, and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or provides false, incomplete, or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which is a crime, and may be subject to criminal and civil penalties.

FOR ARIZONA RESIDENTS ONLY: Minnesota Life is required to provide you, within a reasonable time after your written request, factual information regarding the benefits and provisions of the annuity contract for which you have applied. If for any reason you are not satisfied with that contract, you may return it within 20 days after the contract is delivered and receive the Contract Value of this contract. We will pay this refund within 7 days after we receive your notice of cancellation.

FOR CALIFORNIA RESIDENTS - AGE 65 AND OVER: There may be tax consequences, early withdrawal penalties, or other penalties if you sell or liquidate any stock, bond, IRA, certificate of deposit, mutual fund, annuity, or other asset to fund the purchase of an annuity product. You may wish to consult with an independent legal or financial advisor before selling or liquidating any assets and before buying an annuity product.

FOR COLORADO RESIDENTS - NOTICE TO APPLICANT: It is unlawful to knowingly provide false, incomplete, or misleading facts or information to an insurance company for the purpose of defrauding or attempting to defraud the company. Penalties may include imprisonment, fines, denial of insurance and civil damages. Any insurance company or agent of an insurance company who knowingly provides false, incomplete or misleading facts or information to a contract owner or claimant for the purpose of defrauding or attempting to defraud the contract owner or claimant with regard to a settlement or award payable from insurance proceeds shall be reported to the Colorado Division of Insurance within the Department of Regulatory Agencies.

FOR CONNECTICUT RESIDENTS ONLY: Any person who knowingly, and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or provides false, incomplete, or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which may be a crime, and may be subject to criminal and civil penalties.

FOR FLORIDA RESIDENTS ONLY: ANY PERSON WHO KNOWINGLY AND WITH INTENT TO INJURE, DEFRAUD, OR DECEIVE ANY INSURER FILES A STATEMENT OF CLAIM OR AN APPLICATION CONTAINING ANY FALSE, INCOMPLETE, OR MISLEADING INFORMATION IS GUILTY OF A FELONY OF THE THIRD DEGREE.

FOR KANSAS RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company , files a statement of claim or provides false, incomplete or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which is a crime, and may be subject to criminal and civil penalties.

FOR MINNESOTA RESIDENTS ONLY: THIS CONTRACT, TO THE EXTENT THAT VALUES ARE PLACED IN SEPARATE ACCOUNTS OF THE INSURER, IS NOT PROTECTED BY THE MINNESOTA LIFE AND HEALTH INSURANCE GUARANTY ASSOCIATION OR THE MINNESOTA INSURANCE GUARANTY ASSOCIATION. IN THE CASE OF INSOLVENCY, PAYMENT OF CLAIMS IS NOT GUARANTEED. ONLY THE ASSETS OF THIS INSURER WILL BE AVAILABLE TO PAY YOUR CLAIM.

FOR PENNSYLVANIA RESIDENTS ONLY: Any person who knowingly and with intent to defraud any insurance company or other person files an application for insurance or statement of claim containing any materially false information or conceals for the purpose of misleading, information concerning any fact material thereto commits a fraudulent insurance act, which is a crime and subjects such person to criminal and civil penalties.

FOR VERMONT RESIDENTS ONLY: A VARIABLE ANNUITY CONTRACT IS NOT GUARANTEED BY THE COMPANY, THE U.S. GOVERNMENT, OR ANY STATE GOVERNMENT. IT IS NOT INSURED BY THE FDIC, FEDERAL RESERVE BOARD, OR ANY OTHER AGENCY, FEDERAL OR STATE. Any person who knowingly, and with intent to injure, defraud, or deceive any insurance company, files a statement of claim or provides false, incomplete, or misleading information as part of the information provided to obtain coverage commits a fraudulent act, which may be a crime, and may be subject to criminal and civil penalties.


02-70068 Rev 5-2007


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I ACKNOWLEDGE THAT I HAVE RECEIVED AND UNDERSTAND THE CURRENT PROSPECTUS.

I UNDERSTAND THAT ALL PAYMENTS AND VALUES PROVIDED BY THIS CONTRACT, WHEN BASED UPON THE INVESTMENT EXPERIENCE OF A VARIABLE ANNUITY ACCOUNT, ARE VARIABLE,MAY INCREASE OR DECREASE AND ARE NOT GUARANTEED AS TO A FIXED DOLLAR AMOUNT.

AMOUNTS FROM THE GUARANTEED TERM ACCOUNT WITHDRAWN, SURRENDERED, OR APPLIED TO PROVIDE ANNUITY PAYMENTS PRIOR TO THE END OF THE GUARANTEE PERIOD WILL BE SUBJECT TO A MARKET VALUE ADJUSTMENT. THE MARKET VALUE ADJUSTMENT MAY INCREASE OR DECREASE THE VALUES AVAILABLE IN THIS CONTRACT.

FOR MASSACHUSETTS RESIDENTS ONLY: I UNDERSTAND THAT THE COMPANY RESERVES THE RIGHT AT ANY TIME TO OFFER GUARANTEE PERIODS THAT DIFFER FROM THOSE SHOWN ON PAGE ONE. WE WILL NOTIFY THE OWNER AT LEAST 31 DAYS IN ADVANCE OF ANY RESTRICTIONS IMPOSED ON NEW PURCHASE PAYMENTS, TRANSFERS, OR RENEWALS FOR A PARTICULAR GUARANTEE PERIOD.

Signed At (City, State)              Date           Signature of Owner           Signature of Annuitant
Anytown, USA                         06/27/2003     X /s/ John Doe               X
Amount Remitted With Application                    Signature of Joint Owner     Signature of Joint Annuitant

$      25,000                                       X                            X

14. TO BE COMPLETED BY REPRESENTATIVE/AGENT

To the best of my knowledge this applicant [ ] does [X] does not have existing life insurance or annuities and this contract [ ] will [X] will not replace or change an existing insurance or annuity contract. I certify that a current prospectus was delivered. No written sales materials were used other than those furnished by the Home Office. I believe the information provided by this client is true and accurate to the best of my knowledge and belief.

Representative/Agent Name (Print)    Representative/Agent Signature    Firm Code    Representative/Agent Code
                                                                                                                 100%
Mary Smith                           X /s/ Mary Smith                  1234         111
Representative/Agent Name (Print)    Representative/Agent Signature    Firm Code    Representative/Agent Code
                                                                                                                    %
                                     X
Representative/Agent Name (Print)    Representative/Agent Signature    Firm Code    Representative/Agent Code
                                                                                                                    %
                                     X

B Class Comp Option (subject to availability)

[ ] Option U/T [X] Option U

(Florida Only) Representative/Agent Florida License Number:      Florida County where application signed:

All representatives involved in this sale must sign the application.

15. TO BE COMPLETED BY DEALER

Dealer Name                              Date                           Signature of Authorized Dealer
Smith and Associates                     02/17/2003                     X
Principal Signature                      Date                           Special Note

X /s James Jones                         02/17/2003

16. MINNESOTA LIFE HOME OFFICE

Contract Number Assigned

A000001


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